Exhibit 10.2

EXHIBIT C

ESCROW AGREEMENT

            ESCROW AGREEMENT (this “Agreement”), dated as of September 27, 2005, by and between Material Technologies, Inc., a Delaware corporation with its principal place of business at 11661 San Vincente Blvd., Suite 707, Los Angeles, CA 90049 (the “Company”);  Gottbetter & Partners, LLP with its principal place of business at 488 Madison Avenue, New York, NY 10022 (the “Escrow Agent”); and Birchington Investments Limited, a corporation organized under the laws of the Territory of the British Virgin Islands with its offices at Suite 621 ½, Europort, Gibraltar (“Birchington”).

Recitals

                        A.        Simultaneously with the execution of this Agreement, Birchington and the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof and incorporated herein by reference, pursuant to which the Company has agreed to issue to Birchington the Shares in exchange for the Birchington Consideration Shares.

                        B.        The parties have agreed that the Shares and the Birchington Consideration Shares shall be deposited into escrow pursuant to this Agreement and the Stock Purchase Agreement.

                        C.        The parties have agreed that additional shares of the Company’s Common Stock equal to thirty percent (30%) of the number of Shares (the “Escrow Shares”) shall be deposited into escrow as Downside Price Protection pursuant to this Agreement and the Stock Purchase Agreement.

                        D.        The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the purchase of the Shares and the Deposit of the Escrow Shares.

                        E.         All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

            NOW, THEREFORE, IT IS AGREED:

                        1.         Deposit into Escrow.    At the Closing Date, the parties shall deposit into escrow: (i) the Birchington Consideration Shares by Birchington and (ii) the Shares and the Escrow Shares by the Company. The Escrow Agent shall hold the Birchington Consideration Shares, the Shares and the Escrow Shares in escrow when delivered.

                        2.         Terms of Escrow. (a)  Upon receipt of a request from Birchington, Birchington and the Company expressly authorize and direct the Escrow Agent to release the Shares to Birchington.  Upon written instruction from the Company, the Escrow Agent is expressly authorized and directed to distribute (i) the Birchington Consideration Shares to the Company and (ii) if not requested pursuant to the previous sentence, the Shares to Birchington, and the Escrow Shares shall be retained in escrow.

            (b)      If the Market Value of the Common Stock on the date occurring one year after Closing (the “One Year Anniversary”) is less than the Closing Price of the Common Stock, the Target Company shall sell to Birchington and Birchington shall purchase the number of Escrow Shares (the “Protection Shares”) equal to (a) the number of Shares multiplied by (b) the Percentage Decrease, at a purchase price of $.01 per share of the Shares (the “Escrow Purchase Price”).  The “Percentage Decrease” shall be equal to 1 – Market Value/the Closing Price. “Market Value” shall be the average of the ten (10) Closing Bid Prices per share of the Common Stock during the ten (10) Trading Days immediately preceding the One Year Anniversary. “Closing Price” shall be the average of the ten (10) Closing Bid Prices per share of the Common Stock during the ten (10) Trading Days immediately preceding the Closing Date.

            Within three (3) Business Days of the One Year Anniversary, Birchington shall (i) send a notice (“Sale Notice”) to the Company and the Escrow Agent of the Protection Shares to be sold by the Company to Birchington, if any, and (ii) deposit the Escrow Purchase Price with the Escrow Agent, if necessary.  Within fourteen (14) Business Days of the Company’s and the Escrow Agent’s receipt of the Sale Notice and Escrow Agent’s receipt of the Escrow Purchase Price, the Escrow Agent is authorized and directed (i) to pay the Escrow Purchase Price to the Company, if any, (ii) to deliver the Protection Shares, if any, to Birchington and (iii) to deliver the remaining Birchington Escrow Shares, if any, to the Company.

            (c)      The Company and Birchington hereby expressly authorize the Escrow Agent at the Closing and before the Escrow Agent distributes the Birchington Consideration Shares to the Target Company, to deduct from the Birchington Consideration Shares or from the proceeds of any sales of the Birchington Consideration Shares (i) any unpaid legal fees or disbursements of Gottbetter & Partners, LLP due under the Stock Purchase Agreement, and (ii) any other fees owed to Hunter Wise Securities, LLC and/or Hunter Wise Financial Group, LLC, in respect of its acting as non-exclusive corporate financial advisor to the Target Company, in connection with its purchase of Birchington Consideration Shares provided that the Company has forwarded to the Escrow Agent a written authorization executed by the Company.

            3.         Duties and Obligations of the Escrow Agent.

                        (a)        The parties hereto agree that the duties and obligations of the Escrow Agent shall be only those obligations herein specifically provided and no other.  The Escrow Agent’s duties are those of a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence in the performance of its duties hereunder.

                        (b)        The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice of such counsel.

                        (c)        The Escrow Agent shall not be bound in any way by the terms of any other agreement to which Birchington and the Company are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Birchington and the Company, or any other party thereto.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or suppression of this Agreement unless the same shall be in writing and signed jointly by Birchington and the Company and agreed to in writing by the Escrow Agent.

                        (d)       If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action other than keeping safely the Consideration (as defined below) or taking certain action until the Escrow Agent is directed otherwise in writing jointly by Birchington and the Company or by a final judgment of a court of competent jurisdiction.

                        (e)        The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which the Escrow Agent, in good faith, believes to be genuine.  The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                        (f)        The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

                        (g)        If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of any of the securities (to the extent delivered to the Escrow Agent pursuant hereto, the “Consideration”), it may do so by delivering the same to another person that agrees to act as escrow agent hereunder and whose substitution for the Escrow Agent is agreed upon in writing by Birchington and the Company; provided, however that such successor Escrow Agent must be resident in the United States. If no such escrow agent is selected within three (3) business days after the Escrow Agent gives notice to Birchington and the Company of the Escrow Agent’s desire to so relinquish custody of the Consideration and resign as Escrow Agent, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a state or federal court of competent  jurisdiction situate in the state and county of New York.  The fee of any  court officer shall be borne  by the Company.  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and each of the Company and Birchington shall promptly pay all monies it may owe to the Escrow Agent for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses.

                        (h)        This Agreement shall not create any fiduciary duty on the Escrow Agent’s part to Birchington or the Company, nor disqualify the Escrow Agent from representing  either party hereto in any dispute with the other, including any dispute with respect to the Stock Purchase Agreement; provided, however, that in the event of such dispute, the Escrow Agent shall have the right to commence an interpleader action in any court of competent jurisdiction of the state of New York or of the United States located in the county and state of New York, deposit the Consideration with such court.

                        (i)         The parties acknowledge and agree that the Escrow Agent is counsel to Birchington and not to the Company.  The Company agrees to, and agrees not to object to, the Escrow Agent’s engagement as Escrow Agent hereunder.

                        (j)         Upon the full performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

            4.         Indemnification.

                        (a)        Birchington hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney’s fees, and amounts paid in settlement) resulting from claims asserted by the Company against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                        (b)        The Company hereby indemnifies and holds free and harmless the Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney’s fees, and amount paid in settlement) resulting from claims asserted by Birchington against the Escrow Agent with respect to the performance of any of the provisions of this Agreement.

                        (c)        Birchington and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Stock Purchase Agreement and the securities, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence in its  performance as Escrow Agent hereunder.

                        (d)       In the event of any legal action or proceeding involving any of the parties to this Agreement which is brought to enforce or otherwise adjudicate any of the rights or obligations of the parties hereunder, the non-prevailing party or parties shall pay the legal fees of the prevailing party or parties and the legal fees, if any, of the Escrow Agent.

            5.         Miscellaneous.

                        (a)        All notices objections, requests, demands and other communications sent to any party hereunder shall be deemed duly given if (x) in writing and sent by facsimile transmission to the Person for whom intended if addressed to such Person at its facsimile number set forth below or such other facsimile number as such Person may designate by notice given pursuant to the terms of this Section 5 and (y) the sender has confirmation of transmission:

                        (i)         If to the Company:                 Robert M. Bernstein
                                                                                  Material Technologies, Inc
                                                                                  11661 San Vicente Blvd., Suite 707
                                                                                  Los Angeles, CA 90049
                                                                                  Attn: Robert M. Bernstein
                                                                                  Tel: (310) 208-5589
                                                                                  Fax: (310) 473-3177

                        (ii)        If to Birchington:                     Birchington Investments Limited
                                                                                  Suite 621 ½
                                                                                  Europort, Gibraltar
                                                                                  Attention: Cecilia Gatus
                                                                                  Telephone: 00 350 4 3339
                                                                                  Facsimile: 00 350 4 9450

                        (iii)       If to the Escrow Agent:           Gottbetter & Partners, LLP
                                                                                  488 Madison Ave.
                                                                                  New York, New York 10022
                                                                                  Attn:  Adam S. Gottbetter, Esq.
                                                                                  Tel:  (212) 400-6900
                                                                                  Fax:  (212) 400-6901

                        (b)        This Agreement has been prepared, negotiated and delivered in the state of New York and shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and performed entirely within New York, without giving effect to the principles of New York law relating to the conflict of laws.

                        (c)        This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                        (d)       This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

            6.         Termination of Escrow.   The term of this Escrow Agreement shall begin upon the date hereof and shall continue until terminated upon the earlier to occur of (i) the performance of the Escrow Agent of all its duties hereunder or (ii) the written agreement of the parties to terminate this Agreement.  Upon the termination of this Escrow Agreement pursuant to subsection (ii), the Escrow Agent shall distribute any of the Birchington Escrow Shares then held by it pursuant to the terms of the written agreement of the parties.

[ SIGNATURE PAGE FOLLOWS ]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

                                                            The Company:

                                                            Material Technologies, Inc.

                                                            By: ______________________________
                                                            Name:  Robert M. Bernstein
                                                            Title:   President

                                                            Birchington:

                                                            Birchington Investments Limited

                                                            By: __________________________
                                                            Name: _______________________
                                                            Title:   ________________________

                                                            Escrow Agent:

                                                            Gottbetter & Partners, LLP

                                                            By:___________________________
                                                            Name: Adam S Gottbetter
                                                            Title: Managing Partner